EXECUTION DRAFT
SECURITY AGREEMENT

            THIS SECURITY AGREEMENT (“Security Agreement”) is made and entered into this ____ day of October, 2009, by and among Sapphire Advisors, LLC, a Delaware limited liability company (“Secured Party”), Sapphire Wines, LLC, a Delaware limited liability company (“Sapphire Wines”), Emerald Wines, LLC, a Delaware limited liability company (“Emerald Wines”), and The Saint James Eos Wine Company, a California corporation (“Purchaser,” and together with Sapphire Wines and Emerald Wines collectively and individually “Pledgor”).

WITNESSETH:

            WHEREAS, in connection with that certain Membership Interest Purchase Agreement, dated October ___, 2009 (the “Purchase Agreement”), by and among Purchaser, The Saint James Company, a North Carolina corporation, and Secured Party, Purchaser is executing and delivering to Secured Party that certain Secured Promissory Note of Pledgor, dated of even date herewith, in favor of Secured Party in the initial principal amount of $6,128,559.91 (the “Note”);

WHEREAS, in accordance with the Purchase Agreement, Purchaser is purchasing all of the membership interests of Sapphire Wines and Emerald Wines;

            WHEREAS, Secured Party has required, as a condition to entering into the Purchase Agreement, that Pledgor execute and deliver this Security Agreement. (Capitalized terms not defined herein shall have the meaning given in the Purchase Agreement.); and

            WHEREAS, Sapphire Wines and Emerald Wines will be benefited by the transactions contemplated in the Purchase Agreement.

            NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt, adequacy, and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.            Pledge.  As security for the prompt and complete payment and performance of Purchaser’s obligations under the Note (the “Obligations”), Pledgor hereby pledges and grants a security interest to Secured Party in all of its right, title and interest, whether now existing or hereafter arising or acquired, in and to any and all items of its personal property which are or have been used or are useable in, or reasonably necessary to, the historical or current operations of the Business, wherever located, including, without limitation, the property set forth below (collectively, the “Collateral”):

a.             As such term is defined in the Uniform Commercial Code as the same may from time to time be in effect in the State of California (the “Code”), all “Equipment”, in all of its forms, wherever located and all fixtures and all parts thereof and all accessions, parts, appurtenances, additions, attachments, improvements, substitutions and replacements thereto and therefor (any and all of the foregoing being the “Equipment”);

b.            As such terms are defined in the Code, all “Accounts,” “Chattel Paper,” “Commercial Tort Claims,” “Deposit Accounts,” “Documents,” “Goods,” “General Intangibles,” “Instruments,” “Inventory,” “Investment Property,” and “Supporting Obligations”;

c.            All books, records, writings, correspondence, files, data bases, computer programs, tapes, disks, information and other property relating to, used or useful in connection with, evidencing, embodying, incorporating or referring to, any of the foregoing in this Section 1; and

d.            All “Proceeds” thereof, as such term is defined in the Code.

2.            Pledgor Remains Liable.  Anything herein to the contrary notwithstanding:

a.            Pledgor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein, and shall perform all of its duties and obligations thereunder to the same extent as if this Security Agreement had not been executed;

b.            the exercise by Secured Party of any of its rights hereunder shall not release Pledgor from any of its duties or obligations under the contracts or agreements included in the Collateral; and

c.            Secured Party shall not have any obligation or liability under such contracts or agreements included in the Collateral solely by reason of this Security Agreement, and, accordingly, Secured Party shall not be obligated to perform any of the obligations or duties of Pledgor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

3.            Covenants.  Pledgor covenants and agrees that, during the term of this Security Agreement, Pledgor will perform the obligations set forth in this Section 3.

a.            Place of Perfection; Records. Pledgor hereby agrees that it shall:

i.             keep its chief place of business and chief executive office and the office where it keeps its records concerning the Accounts, and all originals of all Chattel Paper that evidence Accounts, at Pledgor’s existing location as of the date hereof; provided, that such places or offices may be moved to other locations within the United States so long as Pledgor provides Secured Party with at least thirty (30) calendar days prior notice;

ii.            not change its name or state of domicile except upon thirty (30) calendar days prior written notice to Secured Party; and

iii.           hold and preserve its books and records and Chattel Paper and permit Secured Party and its representatives the right of periodic access to inspect and make abstracts from such books and records and Chattel Paper upon reasonable notice, subject to the execution by Secured Party and its representatives and affiliates of a standard confidentiality agreement.

b.            Books, Records and Inspections.  Pledgor shall:  (i) maintain complete and accurate books and records; (ii) permit reasonable access by Secured Party and its representatives to its books and records; and (iii) permit Secured Party, upon reasonable notice, to inspect its operations and properties, whether real or personal.

c.            Taxes and Liabilities.  Pledgor shall pay when due all taxes, assessments and other liabilities except as contested in good faith and by appropriate proceedings and for which adequate reserves have been established.

d.            Indebtedness.  Pledgor will not incur or permit to exist any indebtedness or liability for borrowed money or for the deferred purchase price of any property or any services, except:  (i) in the ordinary course of its business or (ii) with respect to the Farm Credit Obligations or a Qualified Refinancing (as defined in Section 5).

e.            Mergers, Consolidations and Sales.  Pledgor will not:  (i) be a party to any merger or consolidation with, or purchase or otherwise acquire all or substantially all of the assets or stock of any class of, or any partnership or joint venture interest in, any other person; (ii) sell, transfer, convey or lease all or any substantial part of its assets; (iii) sell or assign, with or without recourse, any Accounts; or (iv) enter into any other transaction outside the ordinary course of business, except, in each case, with the prior written consent of the Secured Party, except, in each case, with the prior written consent of the Secured Party, which may not be unreasonably withheld, delayed, or denied.

f.             Equity Interests.  Pledgor shall neither purchase, retire, redeem, nor otherwise acquire any of its equity interests, except, in each case, with the prior written consent of the Secured Party, which may not be unreasonably withheld, delayed, or denied.

g.            Organizational Documents.  Pledgor shall not make any changes in its capital structure or amend any of its organizational documents, except, in each case, with the prior written consent of the Secured Party, which may not be unreasonably withheld, delayed, or denied.

h.            Litigation and Other Material Events.  Pledgor shall immediately in writing notify Secured Party of the institution of or threat of any litigation or administrative proceeding against Pledgor seeking damages in excess of $200,000 and any other event or occurrence that might have a material adverse affect on the properties, assets, liabilities, or finances of Pledgor.

i.             Collection of Accounts. Except as otherwise provided in this Section 3(i), Pledgor shall collect, at its own expense, all amounts due or to become due to Pledgor under the Accounts.  In connection with such collections, Pledgor may take such action as Pledgor may deem necessary or advisable to enforce collection of the Accounts; provided, however, that Secured Party shall have the right upon and during the continuance of an Event of Default (but only subsequent to the expiration of any relevant cure period) to notify the account debtors or obligors under any Accounts of the assignment of such Accounts to such Secured Party and to direct such account debtors or obligors to make payment of all amounts due or to become due to Pledgor thereunder directly to such Secured Party and, at the expense of Pledgor, to enforce collection of any such Accounts, and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as Pledgor might have done.  Upon and during the continuance of any Event of Default (but only subsequent to the expiration of any relevant cure period), all amounts and proceeds (including instruments) received by Pledgor in respect of the Accounts shall be received in trust for the benefit of Secured Party hereunder shall be segregated from other funds of Pledgor, and shall be forthwith paid over to Secured Party in the same form as so received (with any necessary endorsement) to be held as cash collateral and applied as provided in this Security Agreement.

j.            Transfers and Other Liens.  Pledgor shall not:

i.             sell, lease, assign, transfer or otherwise dispose of any now owned or hereafter acquired Collateral except:  (i) Inventory disposed of in the ordinary course of business; and (ii) the sale or other disposition of assets no longer used or useful in the conduct of Pledgor’s business; or

ii.            create or permit to exist any liens, claims, security interest, charge or encumbrance upon or with respect to any of the Collateral to secure indebtedness of any person or entity except:  (i) in the ordinary course of its business, (ii) with respect to the Farm Credit Obligations or a Qualified Refinancing, or (iii) with respect to any such encumbrance that is lesser in priority to the rights granted hereunder.

k.           Control.  Pledgor will cooperate with Secured Party in obtaining control with respect to Collateral consisting of:  (i) Deposit Accounts; (ii) Investment Property; and (iii) Supporting Obligations.  With respect to the foregoing and the grant of the security interest hereunder, Pledgor hereby authorizes Secured Party to file one or more financing or continuation statements, and amendments thereto, and any instruments giving notice of the security interest hereunder relative to all or any part of the Collateral without the signature of Pledgor where permitted by law; provided, however, that, concurrently with any such filing, Secured Party shall deliver a true and correct copy thereof to Pledgor. A carbon, photographic or other reproduction of this Security Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

4.            Representations.  Pledgor hereby makes the following representations and warranties to Secured Party, which representations and warranties shall survive the execution and delivery of this Security Agreement:

a.            Pledgor owns all of the Collateral free and clear of any liens, encumbrances, charges or security interests of any nature whatsoever, except as set forth on Schedule 1 hereto;

b.            Pledgor has full power and authority to enter into this Pledge Agreement and to pledge and grant a security interest in or otherwise transfer the Collateral free of any restrictions, liens, claims and encumbrances, except as set forth on Schedule 1; and

c.            None of the Collateral is subject to any option to purchase or similar rights of any person, entity or trust, except as set forth on Schedule 1.  Pledgor is not and will not become party to or otherwise bound by any agreement which restricts in any manner the rights of any present or future holder of any of the Collateral with respect thereto, except with the prior written consent of the Secured Party, which may not be unreasonably withheld, delayed, or denied.

5.            Limitation on Liens and Dispositions.  Pledgor agrees that it will not create, permit or suffer to exist, and will defend the Collateral against and take such other action as is necessary to remove any mortgage, pledge, title retention lien, or other lien, encumbrance or security interest lien on the Collateral (except for liens with respect to the Farm Credit Obligations or any Qualified Refinancing or with respect to any lien that is lesser in priority to the rights granted hereunder) and will defend the right, title and interest of Secured Party in and to any of Pledgor’s right, title and interest in and to the Collateral against the claims and demands of all other Persons.  Pledgor will not sell, assign, exchange, grant a security interest in (except for liens with respect to any Farm Credit Obligations or any Qualified Refinancing), transfer, encumber, or otherwise dispose of, any of the Collateral, or attempt or contract to do so without Secured Party’s prior written consent, which may not be unreasonably withheld, delayed, or denied.  The term Qualified Refinancing shall mean any refinancing of the Farm Credit Obligations in a principal amount of up to Ten Million Dollars ($10,000,000).

6.            Subsequent Changes Affecting Collateral.  Secured Party may, upon and during the continuance of an Event of Default (but only subsequent to the expiration of any relevant cure period), at its option upon written notice to Pledgor, transfer or register the Collateral or any part thereof into its name or that of a Direct Successor (as defined in Section 19) with or without any prominent indication that such Collateral is subject to the security interest hereunder.

7.            Attorney-in-Fact.  Pledgor hereby irrevocably appoints Secured Party, acting individually, as Pledgor’s attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor or otherwise, from time to time in such Secured Party’s discretion, upon and during the continuance of an Event of Default (but only subsequent to the expiration of any relevant cure period), to take any action and to execute any instrument which such Secured Party may deem reasonably necessary or advisable to accomplish the purposes of this Security Agreement, including, without limitation:

a.            To ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in connection with the Collateral;

b.            To receive, endorse, and collect any drafts or other instruments, documents, and chattel paper; and

c.            To file any claims or take any action or institute any proceedings which such Secured Party may deem reasonably necessary or desirable for the collection of any of the Collateral or the rights of such Secured Party with respect to any of the Collateral; provided, however, that, if such Secured Party takes any of the foregoing actions during a period that such appointment is effective, any such specific actions shall remain effective notwithstanding the waiver or cure of the triggering Event of Default.  Pledgor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section 7 is irrevocable and coupled with an interest.

8.            Secured Party’s Duties.  The powers conferred on Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers.  Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Secured Party shall not be responsible for:  (a) the safekeeping of Collateral; (b) any loss or damage to Collateral; (c) any diminution in the value of Collateral; or (d) any act or default of any other Person with respect to Collateral.  Secured Party shall have no other duties as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.  Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which it accords its own property in the ordinary course of business.

9.            Consent.  Pledgor hereby consents that, from time to time, before or after the occurrence or existence of an Event of Default, with or without notice to or assent from Pledgor, any other security at any time held by or available to Secured Party for any of the Obligations or any security at any time held by or available to Secured Party for any obligation of any other Person secondarily or otherwise liable for any of the Obligations may be changed, altered, renewed, extended, continued, surrendered, compromised, waived or released, in whole or in part, as Secured Party may reasonably see fit, and Pledgor shall remain bound under this Security Agreement notwithstanding any such exchange, surrender, release, alteration, renewal, extension, continuance, compromise, waiver or inaction, extension of further credit or other dealing.

10.          Remedies.

a.            Upon and during the continuance of an Event of Default (but only subsequent to the expiration of any relevant cure period), Secured Party shall have, in addition to any other rights given by law or equity, all of the rights and remedies with respect to the Collateral of a secured party under the Code.  In addition, with respect to the Collateral, or any part thereof, which shall then be or shall thereafter come into the possession or custody of Secured Party, Secured Party may in its sole discretion, upon notice as provided in Section 10(b) below, sell or cause the same to be sold at any public or private sale, in one or more sales or lots, at such price as Secured Party may reasonably deem best, and for cash or on credit or for future delivery, without assumption of any credit risk, and the Pledgor of any or all of the Collateral so sold shall thereafter hold the same, absolutely free from any claim, encumbrance or right of any kind whatsoever.  Secured Party may, in its own name, or in the name of a designee or nominee (so long as Secured Party discloses such relationship to Pledgor not less than 10 calendar days prior to any such public or private sale), buy the Collateral at any public sale and, if permitted by applicable law, buy the Collateral at any private sale.  Pledgor hereby waives all of its rights of redemption from any sale or other disposition of the Collateral, to the extent permitted by law.  Pledgor will pay to Secured Party all expenses (including, without limitation, court costs and reasonable attorneys’ fees and expenses) of, or incident to, the enforcement of any of the provisions hereof.  Neither Secured Party, nor a party acting as its attorney, shall be liable for any acts or omissions or for any error of judgment or mistake of fact or law other than their gross negligence or willful misconduct.  Secured Party agrees to return to Pledgor any proceeds of the sale of the Collateral that exceed the then outstanding balance of the Obligations and the expenses described above.

b.            Secured Party will give Pledgor reasonable notice of the time and place of any public sale thereof, or of the time after which any private sale or other intended disposition is to be made.  Pledgor acknowledges and agrees that the requirement of reasonable notice shall be met if such notice is received by Pledgor at least 10 business days before the time of the sale or disposition.  Any other requirement of notice, demand or advertisement for sale is, to the extent permitted by law, waived.

11.          Security Interest.  The pledge and security interests herein created and provided for stand as direct and primary security for all of the Obligations.  No application of any sums received by any Secured Party in respect of the Collateral or any disposition thereof to the reduction of the Obligations or any part thereof shall in any manner entitle Pledgor to any right, title or interest in or to the Obligations or any collateral security therefor unless and until all Obligations have been fully paid and satisfied.  Pledgor acknowledges and agrees that the pledge and security interests hereby created are absolute and unconditional and shall not in any manner be affected or impaired by any acts or omissions whatsoever of any Secured Party or its affiliates or any other holder of any of the Obligations, and, without limiting the generality of the foregoing, the pledge and security interests hereby created shall not be impaired by any acceptance by any Secured Party or any Direct Successor of any of the Obligations or any other security for or guarantor upon any of or by any failure, neglect, or omission on the part of any Secured Party of any of the Obligations to realize upon or protect any of the Obligations or any collateral security therefor.  The pledge and security interests hereby created shall not in any manner be impaired or affected by any sale, pledge, surrender, compromise, settlement, release, renewal, extension, indulgence, alteration, substitution, exchange, change in, modification or disposition of any of the Obligations, or of any collateral security therefor, or of any guaranty thereof, or of the Note.

12.          Waivers and Consents.  Upon and during the continuance of any Event of Default (but only subsequent to the expiration of any relevant cure period), Secured Party may enforce this Security Agreement independently, and it shall not be necessary for Secured Party to marshal assets in favor of Pledgor or any other Person or to proceed upon or against and/or exhaust any other security or remedy before proceeding to enforce this Security Agreement.  Secured Party’s rights hereunder shall be reinstated and revived, and the enforceability of this Security Agreement shall continue, with respect to any amount at any time paid on account of the Obligations which thereafter shall be required to be restored or returned by such Secured Party (whether as a “voidable preference”, “fraudulent conveyance” or otherwise) upon the Bankruptcy, insolvency or reorganization of Pledgor, or otherwise, all as though such amount had not been paid.  The liens created or granted herein and the enforceability of this Security Agreement at all times shall remain effective to secure the full amount of all the Obligations even though the Obligations, including any part thereof or any other security or guaranty therefor, may be or hereafter may become invalid or otherwise unenforceable and whether or not Pledgor shall have any personal liability with respect thereto.  Pledgor expressly waives any and all defenses now or hereafter arising or asserted by reason of:  (a) the unenforceability or invalidity of any security or guaranty for the Obligations or the lack of perfection or continuing perfection or failure of priority of any security for the Obligations; (b) any failure of Secured Party to marshal assets in favor of Pledgor or any other Person, (c) any act or omission of any Secured Party or others that directly or indirectly results in or aids the discharge or release of any portion of the Obligations or any other security or guaranty therefor by operation of law or otherwise, except any act of gross negligence or willful misconduct which such Secured Party is determined by the judgment of a court of competent jurisdiction (sustained on appeal, if any) to have committed, or (d) any action taken by any Secured Party that is authorized by this Section 12 or any other provision of this Security Agreement.

13.          Understandings With Respect To Waivers And Consents.  Pledgor warrants and agrees that each of the waivers and consents set forth herein are made after consultation with legal counsel and with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which Pledgor otherwise may have against Secured Party or others or against the Collateral, and that, under the circumstances, the waivers and consents herein given are reasonable.  Such waivers and consents shall be effective to the maximum extent permitted by law.

14.          Term.  This Security Agreement shall remain in full force and effect until all Obligations have been performed in full, including payment of all principal and other fees and expenses due thereon.  Promptly following the termination of this Security Agreement as provided above (other than as a result of the sale of the Collateral), Secured Party will release the security interest and lien created hereunder and will deliver the Collateral to Pledgor.

15.          Amendments.  No amendment, modification, termination or waiver of any provision of this Security Agreement shall in any event be effective unless the same shall be in writing and signed by Secured Party and Pledgor.  No notice to or demand on Pledgor in any case shall entitle Pledgor to any other or further notice or demand in similar or other circumstances.

16.          Costs and Expenses.  Pledgor agrees to pay all costs and expenses (including reasonable attorneys’ fees), if any, incurred by any Secured Party in connection with the enforcement of this Security Agreement.

17.          Further Assurances.  Pledgor agrees that it will cooperate with Secured Party and will execute and deliver, or cause to be executed and delivered, all such other proxies, instruments and documents, and will take all such other action, including, without limitation, the filing of financing statements, as any Secured Party may reasonably request from time to time in order to carry out the provisions and purposes hereof.  Without limiting the generality of the foregoing, Pledgor will:

a.            permit Secured Party and its designees, from time to time during normal business hours and upon at least 48 hours written notice, to inspect the Collateral, and to inspect, audit and make copies of and extracts from all records and all other papers in the possession of Pledgor, and will, upon and during the continuance of an Event of Default (but only subsequent to the expiration of any relevant cure period), at the request of any Secured Party, deliver to any Secured Party true and correct copies all of such records and papers which pertain to the Collateral; and

b.            furnish to any Secured Party, from time to time at any Secured Party’s request, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as any Secured Party may reasonably request, all in reasonable detail.

18.          Reserved.

19.          Priority of Liens; Subordination.  Secured Party hereby further acknowledges the security interests granted hereby shall be a second priority lien subordinate only to the security interests securing the Farm Credit Obligations (and those in place thereof, e.g., a Qualified Refinancing).  Secured Party agrees to execute a subordination agreement with Farm Credit or the holder(s) of the security interest securing the Qualified Refinancing, as applicable, in a form reasonably acceptable to Secured Party’s counsel which provides that, except during the pendency of any event of default set forth in the documents underlying the Farm Credit Obligations or Qualified Refinancing, as applicable, payments shall be made when due under the Note (and, if such event of default is cured, any payments suspended during the pendency of such event of default, are promptly paid to Secured Party); provided, however, that, if either Farm Credit or the entity that provides the Qualifying Refinancing shall impose more “restrictive subordination provisions” as a condition to providing Pledgor with access to its reasonably required financing, Secured Party shall execute such further-restricted subordination agreement.  For purposes of this Agreement, the phrase “restrictive subordination provisions” means (i) reserve requirements imposed upon either or both of Pledgor and Saint James, (ii) cash, free cash, or excess cash requirements imposed upon either or both of Pledgor and Saint James, (iii) financial ratios or financial statement ratios imposed upon either or both of Pledgor and Saint James, (iv) requirements that all payments to grape growers or suppliers for the current or upcoming season, as imposed upon either or both of Pledgor and Saint James, shall have been made in full, or (v) equivalent restrictions, such that Farm Credit or the Qualifying Financing entity has the contractual right and power to limit or preclude the performance by the Pledgor of its obligations to the Secured Party under the Note or the obligations of Saint James, as guarantor under that certain Guaranty in favor of the Secured Party, of even date herewith; subject to the Pledgor not being in breach of any of its covenants in any such financing agreement, as of the effective date of each financing agreement between the Pledgor and Farm Credit or between the Pledgor and the Qualifying Financing entity, as appropriate.

20.          Successors.  This Security Agreement shall be binding upon and inure to the benefit of Pledgor, Secured Party and their respective heirs, legal representatives, successors.

21.          Notices.  Whenever any party hereto desires or is required to give any notice, demand or request with respect to this Note, each such communication shall be in writing and shall be effective only if it is delivered as provided in Section 12.9 of the Purchase Agreement.

22.          Binding Nature, Governing Law.  This Security Agreement shall be binding upon Pledgor and its successors and assigns and shall inure to the benefit of Secured Party and its direct successors, the equity and debt structure of which shall be substantially identical to Secured Party’s as of the date hereof (a “Direct Successor”), including any subsequent permitted holder of all or a portion of the Note.  This Security Agreement and the rights and duties of the parties hereto shall be governed by and construed in accordance with the laws of the State of California, without regards to its conflict of laws provisions.  This Security Agreement, the Note, and the Purchase Agreement constitute the entire understanding of the parties with respect to the subject matter hereof and any prior agreements, whether written or oral, with respect thereto are superseded hereby.  Pledgor may not assign its rights hereunder without the prior written consent of the Secured Party, which may not be unreasonably withheld, delayed, or denied.

23.          General.  Article and paragraph headings used in this Security Agreement are for convenience of reference only and are not to be part of this Security Agreement for any other purpose.  Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.  The language used in this Security Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party.  This Security Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, and all such counterparts taken together shall be deemed to constitute one instrument.

24.          Waiver of Jury Trial; Venue; Jurisdiction.  PLEDGOR AND SECURED PARTY WAIVE ANY RIGHT TO TRIAL BY JURY ON ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (A) UNDER THIS SECURITY AGREEMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR SECURITY AGREEMENT WHICH MAY BE DELIVERED IN THE FUTURE IN CONNECTION WITH THE OBLIGATIONS, OR (B) ARISING FROM THE TRANSACTIONS CONTEMPLATED BY THIS SECURITY AGREEMENT AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.  PLEDGOR AND SECURED PARTY IRREVOCABLY AGREE THAT ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT ARISING OUT OF OR FROM OR RELATED TO THIS SECURITY AGREEMENT OR THE OBLIGATIONS SHALL BE LITIGATED ONLY IN COURTS HAVING SITUS WITHIN THE CITY OF SAN FRANCISCO, STATE OF CALIFORNIA.  PLEDGOR AND SECURED PARTY HEREBY CONSENT AND SUBMIT TO THE EXCLUSIVE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN SAID CITY AND STATE.  PLEDGOR AND SECURED PARTY HEREBY WAIVES ANY RIGHT HE OR IT MAY HAVE TO TRANSFER OR CHANGE VENUE OF ANY SUCH ACTION OR PROCEEDING.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Security Agreement as of the date first set forth above.

PLEDGOR:	SECURED PARTY:

THE SAINT JAMES EOS WINE COMPANY	SAPHIRE ADVISORS, LLC

By:	By:
Its:	Its:

SAPPHIRE WINES, LLC
By: THE SAINT JAMES EOS WINE COMPANY

By:
Its:

EMERALD WINES, LLC
By: THE SAINT JAMES EOS WINE COMPANY

By:
Its: